SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report):  October 15, 2004 (October 15, 2004)

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Dartmouth Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On October 12, 2004, Heritage Property Investment Trust, Inc. (the “Company”) issued a press release announcing that it had agreed to sell $150 million of 4.50% Notes due 2009 (the “Notes”) to qualified institutional investors in a transaction complying with Securities and Exchange Commission Rule 144A and to non-US persons under SEC Regulation S.  The Company completed the sale of the Notes on October 15, 2004.

Item 9.01.        Financial Statements and Exhibits

(c) Exhibits

99.1

Indenture, dated October 15, 2004, by and among Heritage Property Investment Trust, Inc., Heritage Property Investment Limited Partnership, Bradley Operating Limited Partnership, and LaSalle Bank, National Association

99.2

Registration Rights Agreement, dated October 15, 2004, by and among Heritage Property Investment Trust, Inc., Heritage Property Investment Limited Partnership, Bradley Operating Limited Partnership, Deutsche Bank Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC

99.3	Guarantees of the Notes by Heritage Property Investment Limited Partnership and Bradley Operating Limited Partnership,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY
INVESTMENT TRUST, INC.

/s/Thomas C. Prendergast
Thomas C. Prendergast
Chairman, President and Chief Executive
Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial
Officer and Treasurer

Dated: October 15, 2004